Exhibit 10.3

No.: 5063220629

Contract for Loans of Working Capital

(Version: January，2022)

Bank of Communications Co., Ltd.,
Shaoxing Branch

Application for the use of Bank of Communications loan amount

Application date: July 05, 2022

Application No:5063220629

Bank of Communications Corporation Limited

In accordance with the Loan contract (Contract No. 5063220629) signed between the Borrower and the Lender and the Mortgage contract signed between the Lender and the Guarantor Numbers for 5063220627. The Borrower now applies for the use of the facility under the Contract. The details of this payment are as follows:

Customer number :

Customer Name: Zhejiang Zhongchai Machinery Co., LTD

Lending account :295046100018010059027

Loan principal amount: RMB 10,000,000

Loan term: July 5, 2022 to June 29, 2023

No.: 5063220629

Contract for Loans of Working Capital

Important tips

The borrower should please read the full text of this contract carefully, especially the terms marked with ▲▲. If there is any doubt, please timely submit it to the lender for explanation

In view of the fact that the Borrower applies for the amount of working capital loan granted from the Lender, and in order to clarify the rights and obligations of both parties, the Borrower and the Lender hereby enter into this Contract through negotiation.

1. Definition

“Amount” refers to the maximum amount of the loan balance (under the revolving sum) or the total amount of the loan (under the lump sum amount) that the Lender may issue to the Borrower as agreed herein, which can be the revolving sum or the one-time amount (only used once or multiple times) according to the contract.

“Circular amount” means that the borrower may apply for the use amount for several times to obtain the loan as agreed in this contract, but the loan balance shall not exceed the agreed amount.

“One-time amount” means that the borrower may apply for the loan amount in one time or several times as agreed in this contract, but the accumulative total loan amount of the loan shall not exceed the agreed amount.

“Loan Balance” means the sum of the loan principal amount obtained by the Borrower under this Contract and not yet repaid.

“Limit Balance” means the amount after deducting the loan balance (under the revolving amount) or the total loan amount (under the one-time amount).

“Term of credit granting” means the term within which the lender issues the loan to the borrower according to the application of the borrower and this contract, which belongs to the term of the loan rather than the term of the loan.

“The Term of Loan” means the term of each loan determined by both parties in the corresponding Application for Use of Loan Amount of BOCOM (hereinafter referred to as “Application for Use of Amount”).

“Pricing Benchmark” means the value benchmark to which the Borrower and the Lender may choose to apply to the corresponding loan interest rate, including, but not limited to, the following specific pricing benchmarks and other types of pricing benchmarks.

“Loan Market quoted interest Rate (LPR)” refers to the loan market quoted interest rate applicable to RMB loans issued by the National Interbank Lending Center on the 20th day of each month (postponed in case of holidays).

“Guaranteed Overnight Financing Rate (SOFR)”, Means managed by Federal Reserve Bank Of New York (or other entities taking over the pricing benchmark), Display on the corresponding page of the Bloomberg (Bloomberg) / Land Rover (Refinitiv) financial telecommunications terminal (or an other information service replacement page approved by the Lender to display the pricing benchmark), Secured overnight financing rates (Secured Overnight Financing Rate) for US dollar loans.

“Secured overnight Financing Rate Term Reference Rate (SOFR Term Rate)”, Means managed by CME Group Benchmark Administration Limited (or any other subject taking over the pricing benchmark) and published by it (or any other subject taking over the pricing benchmark), Display on the corresponding page of the Bloomberg (Bloomberg) / Land Rover (Refinitiv) financial telecommunications terminal (or an other information service replacement page approved by the Lender to display the pricing benchmark), Secured overnight financing rate Term Reference rate (Term SOFR Reference Rate) for US dollar loans.

“Euro Interbank Offering Rate (EURIBOR)”, The European Money Markets Institute (or other entities taking over the pricing benchmark) management, Display on the corresponding page of the Bloomberg (Bloomberg) / Land Rover (Refinitiv) financial telecommunications terminal (or an other information service replacement page approved by the Lender to display the pricing benchmark), Euro Interbank OffRate (Euro Interbank Offered Rate) for euro loans.

“Hong Kong Interbank Offered Rate (HIBOR)” means the Hong Kong Interbank Offer Rate (HongkongInterbank Offered Rate) managed by the HK Banking guild (or other entities taking over the pricing benchmark) and displayed on the Bloomberg (Bloomberg) / Luford (Refinitiv) page of the Financial telecommunications terminal (or an other information service replacement page approved by the Lender showing the pricing benchmark).

“Tokyo Risk Free Term Rate (TORF)”, means by QUICKBenchmarks Co. Under Ltd (or other entities that takes over the pricing benchmark), the Tokyo Free Term Rate (Tokyo Term Risk Free Rate) appears on the corresponding page on the Bloomberg (Bloomberg) / Refinitiv (Refinitiv) financial telecommunications terminal (or the alternative information service page approved by the Lender showing the pricing benchmark).

“The Sterling Overnight Average Reference Term Interest Rate (TSRR)”, means those managed and published by the Intercontinental Exchange Benchmark Administration Limited (or other entities taking over the pricing benchmark),The GBP Overnight Average Reference Term Interest Rate (Term SONIA Reference Rate) for sterling loans is shown on the corresponding Bloomberg (Bloomberg) / Road Ford (Refinitiv) financial telecommunications terminal page (or the other information Services replacement page approved by the Lender to display the pricing benchmark).

“London Interbank Offering Rate (LIBOR)”, as defined by Intercontinental Exchange, Inc. The London Interbank Offering Rate (London Interbank Offered Rate) is managed by (or other entities taking over the pricing benchmark) and displayed on the corresponding page of the Bloomberg (Bloomberg) / Financial Telecommunications Terminal (Refinitiv) (or an other information service replacement page approved by the Lender to display the pricing benchmark).

“Bank working days” and “working days” refer to the opening day of the bank business where the lender is located, excluding statutory holidays and rest days (except those for business due to holidays). If the loan date, repayment date, interest payment date and maturity date and other obligations meet the non-bank working day, it shall be postponed to the next bank working day accordingly.

“Foreign currency working day”, For the secured overnight Financing Rate (SOFR) or the secured overnight Financing Rate Term Reference Rate (SOFR Term Rate), The trading day of U. S. government bonds (excluding Saturdays, Sundays) recommended by the Association of Securities Industry and Financial Markets (or its successor organization) to the fixed income arm of its members; For the London Interbank Lending Rate (L1BOR) or the GBP Overnight Average Reference Term Rate (TSRR), Means to the opening day (excluding Saturday and Sundays) of the general business of local commercial banks in London; For the Einterbank R (EURIBOR), Refers to the operation day of the second generation of Pan-Europe real-time full automatic clearing system (TARGET2) euro payment and clearing; For the Hong Kong Interbank Offering Rate (HIBOR), Refers to the opening day (excluding Saturday and Sundays) of the general business of local banks in Hong Kong; For the Tokyo Risk-free Term Interest Rate (TORF), Refrefers to the opening day of statutory holidays and rest days (excluding).

“Related person” means the authorized handling person, agent, legal representative, responsible person, controlling shareholder or actual controller, beneficiary owner or other direct or indirect related persons of the borrower.

“Business parties”, refers to the basis under the contract of the parties and other parties except the parties, related to the relevant subject of the transaction, and the parties, the relevant subject of the authorized person, agent, legal representative, head, the controlling shareholder or actual controller, benefit the owner of the parties.

The words of related party, related party transactions, and individual major investors have the same meaning as the Accounting Standards for Business Enterprises No.36 and No. I Related Party Disclosure (Accounting [2006] No.3) issued by the Ministry of Finance and the same words in the subsequent revision of the Standards.

2. Use of the quota

2. 1 If the borrower needs to use the amount, it shall apply to the lender at least 5 working days in advance. When applying, you should fill in the “Application for quota Use”, which can be used after examination and approval by the lender.

▲▲ 2.2 Each use of quota is subject to all of the following conditions:

(1) The loan balance (under the revolving amount) or the total loan amount (under the one-time amount) does not exceed the amount;

(2) The loan amount applied for shall not exceed the balance of the amount;

(3) The use application date and the loan date shall be within the credit granting period;

(4) The loan term and the maturity date of the loan are in accordance with the provisions herein;

(5) The guarantee contract (if any) under this Contract has come into force and is continuously valid. If the guarantee contract is a mortgage contract and / or a pledge contract, the security real right has been established and continuously valid;

(6) When the borrower has applied for the loan, the borrower must go through the government license, approval, registration and other procedures and the requirements of the lender, and such license, approval or registration shall continue to be valid;

(7) After this Contract comes into force, the business conditions and financial conditions of the borrower have not changed significantly and adversely;

(8) The application of the borrower complies with the requirements of the relevant rules and regulations of the Lender;

(9) The Borrower has not violated the provisions herein;

(10) If the payment method of the loan conforms to the provisions of this contract, and if the payment is entrusted by the lender, the lender agrees to pay;

(11) In the case of using foreign currency loans, the borrower has provided supporting documents that the loan complies with the relevant foreign exchange management policies, including but not limited to valid foreign exchange use certificate or registration documents;

(12) The Borrower has designated a special fund withdrawal account and signed an account management agreement as required by the lender.

▲▲2.3 If the lender agrees to issue the loan, the final loan information shall be subject to the contents of the bank print column of the Application form.“Application for the use of the quota” for the “loan certificate”.

▲▲ 2.4 If the currency of the Application for the Use of the Limit is inconsistent with the currency of the quota, it is converted only for the purpose of determining the quota balance at the exchange rate of the daily limit. If there is no directly applicable exchange rate, the exchange rate shall be converted at the exchange rate of the quota limit determined in a reasonable manner.

▲ ▲ 2.5 After the Borrower becomes the shareholder of the Guarantor or the “actual controller” as defined in the Company Act, the Lender has the right to suspend or cancel the unused loan amount of the Bank of the Borrower before the Guarantor provides the resolution of its shareholders’ Meeting (general Meeting) accepted by the Lender to provide security for the Borrower.

3. Planning and payment of interest rates and interest

3.1 Basic Rules for determining interest rates

3.1.1 The loan annual interest rate (interest) by the two parties in each use after the agreement in the application, according to the pricing benchmark to determine the annual interest rate value, the annual interest rate value according to the application agreed in the pricing benchmark plus (minus) points (1 basis point is 0.01 percent, 1 percentage is 100 basis points) calculation.

3.1.2 If the parties agree in the application for the use of the fixed interest rate, the specific interest rate of each loan shall be based on the value of the fixed interest rate column in the application (if the loan currency is RMB, the specific value shall be determined by the specific value (hereinafter referred to as the “pricing reference value”) stipulated in the application for quota use). If the fixed interest rate value column does not record the specific value, the specific interest rate of each loan shall be determined according to the plus (minus) point value agreed in the Application form on the basis of the pricing benchmark value applicable to the applicable date agreed in the Application for Limit Use.

Both parties agreed in the limit use application applicable floating rate, the specific interest rate of each loan in the limit use application date agreed pricing benchmark date on the basis of applicable pricing benchmark value, according to the limit use application agreement plus (minus) point value, interest rate floating rules, interest rate floating cycle, interest rate floating cycle unit and specific date floating starting date (if necessary).

3.1.3 For RMB, daily interest rate = monthly interest rate / 30, monthly interest rate = annual interest rate / 12; HK dollar, British pound, Australian dollar or Canadian dollar, daily interest rate = APR / 365; US dollar, euro, and Japanese yen, daily interest rate = annual interest rate / 360.

▲ ▲ 3.2 Loan Rates

If the parties agree in the Application for the Use of the Limit that the fixed interest rate is applicable and the specific value is recorded in the fixed interest rate value column, the interest rate at the time of each loan loan shall be implemented according to the fixed value. The quota use application form agreed applicable fixed rate and fixed rate value bar did not record specific values and agreed in the quota use application for applicable floating rate, each loan lending rate in the corresponding “quota use application” agreed “pricing benchmark applicable date” applicable on the basis of the pricing benchmark value, according to the quota use application form agreed plus (minus) point value. The “applicable date of the pricing benchmark” is taken as the T day, and the pricing benchmark value rule applicable to the T date shall be implemented in accordance with Article 3.5.1 of this Contract.

3.3 Adjustment of interest rates

3.3.1 If the Application form for the Use of the Limit is recorded as a fixed interest rate, the loan shall have the interest rate recorded during the term of the loan.

▲ ▲ 3.3.2 “Line use application” recorded as floating rate, the loan according to the line use application of interest rate floating rules, interest rate floating cycle, interest rate floating cycle unit and specific date floating starting date (if necessary) and this contract to determine the loan interest rate adjustment date, since the loan interest rate adjustment date of the adjusted interest rate.

3.3.2.1 During the loan period, the period of the loan rate adjustment shall be calculated from the date of the “loan entry” or the “specific Start date” at the basis of the “Interest Rate Floating Rules”. Interest rate floating cycle empty column fill in the number of interest rate floating cycles, the unit of interest rate floating cycle can choose daily or monthly. If the number of interest rate floating cycles is filled in “1”, Floating cycle unit Select Daily, From the “Loan Entry Date” or the “Specific Date Floating Start Date”, Every day is the loan interest rate adjustment day; If the number of interest rate floating cycles is filled in “3”, Floating cycle unit Select Daily, From the “Loan Entry Date” or the “Specific Date Floating Start Date”, Every 3 days is the loan interest rate adjustment day; If the number of interest rate floating cycles is filled in “1”, Floating cycle unit Select by Month, From the “Loan Entry Date” or the “Specific Date Floating Start Date”, Every full month is the loan interest rate adjustment date; If the number of interest rate floating cycles is filled in “3”, Floating cycle unit Select by Month, From the “Loan, Entry Date” or the “Specific Date Floating Start Date”, Every 3 months is the loan interest rate adjustment date, the rest may be deduced by analogy.

3.3.2.2 Loan interest rate adjustment date of loan interest rate in the loan interest rate adjustment date based on the applicable pricing benchmark value, unless otherwise agreed in this contract or both parties agreed to adjust plus (minus) points, interest rate plus (minus) points are still according to the loan corresponding line use application for the agreed interest rate plus (minus) points. Taking the “Loan Interest rate Adjustment date” as the T day, the pricing benchmark value value rule applicable to the T day shall be implemented in accordance with Article 3.5.1 of this Contract.

▲▲ 3.3.3 If the pricing benchmark applicable to the corresponding loan is cancelled or the corresponding issuing institution stops the release, the parties shall negotiate another adjustment, but the adjusted interest rate shall not be lower than the then applicable interest rate; within one month from the release date, the Lender has the right to declare the early maturity of the loan.

▲▲ 3.3.4 Both parties may adjust the value of the plus (minus) point of the corresponding loan interest rate after the daily agreement of each loan interest rate adjustment.

3.4 The penalty interest rate of overdue loans shall be increased by 50% at the interest rate agreed herein, and the penalty interest rate of misappropriated loans shall be increased by 100% according to the interest rate agreed herein. If a floating rate loan is adjusted by the loan pricing benchmark, the lender shall have the right to adjust the penalty interest rate applicable to each loan accordingly, and the new penalty interest rate shall be applicable from the adjustment date of the loan interest rate as agreed in the corresponding Application for the Use of the Limit.

3.5 Calculation of interest

3.5.1 Depending on the applicable pricing basis, the T day stipulated in Article 3.2, Article 3.3.2.2 and Article 9.3.3.2 of this contract (i.e. “Price Basis Applicable Date”, “Loan Interest Rate Adjustment Date”, “Repricing Date”) The applicable pricing rules for the benchmark value are as follows:

If the pricing benchmark is the loan market quoted interest rate (LPR), the applicable pricing benchmark value of T day is the loan market quoted interest rate (LPR) value recently released by T day recently.

Where the pricing benchmark is the secured overnight financing rate (SOFR), When the T day is the foreign currency working day, The applicable pricing benchmark value on the T day is the guaranteed overnight financing interest rate (SOFR) value displayed on the corresponding financial telecommunications terminal page and corresponding to the fifth foreign currency working day before the T day; When day T is a non-foreign currency working day, The applicable pricing benchmark value of T day is the guaranteed overnight financing rate (SOFR) value applicable to the latest foreign currency working day of T day (i. e., the guaranteed overnight financing rate (SOFR) value displayed on the corresponding financial telecommunications terminal page and the fifth foreign currency working day of the latest foreign currency working day).

Where the pricing benchmark is secured overnight financing Rate Term Reference Rate (SOFR Term Rate), London Interbank Offering Rate (LIBOR), Euro Interbank lending Rate (EURIBOR), Tokyo Risk-Free Term Rate (TORF) or GBP Overnight Average Index Reference Term Rate (TSRR), When the T day is the foreign currency working day, The applicable pricing benchmark value on the T day is the pricing benchmark value corresponding to the second foreign currency working day before the T day; When day T is a non-foreign currency working day, The pricing benchmark value applicable to the T day is the pricing benchmark value applicable to the latest foreign currency working day before the T day (i. e., the pricing benchmark value displayed on the corresponding financial telecommunications terminal page and corresponding to the second foreign currency working day of the latest foreign currency working day).

If the pricing benchmark is the Hong Kong interbank lending rate (HIBOR), on the foreign currency working day, the applicable pricing benchmark value is the Hong Kong interbank lending rate (HIBOR) corresponding to T day; on the non-foreign currency working day, the pricing benchmark value on T day is the Hong Kong interbank lending rate (HIBOR) corresponding to the latest foreign currency working day.

If the pricing benchmark value displayed on the corresponding financial telecommunications terminal page is greater than or equal to 0, the pricing benchmark value used for determining the loan interest rate under this Contract is determined according to the pricing benchmark value actually displayed on the corresponding financial telecommunications terminal page; if the pricing benchmark value displayed on the corresponding financial telecommunications terminal page is less than 0, the pricing benchmark value used for determining the loan interest rate under this Contract is determined as 0.

3.5.2 Normal interest = interest rate agreed herein * loan amount * number of days occupied.

The occupied days shall be calculated from the loan date (including) to the maturity date (excluding), and the maturity date is extended for non-working days. The extended period shall be included in the occupied days, and the interest shall still be calculated as agreed herein.

3.5.3 The penalty interest for overdue loans and misappropriated loans shall be calculated according to the amount of overdue or misappropriation and the actual days (from the date of overdue or misappropriation (including), and calculated to the date of repayment of the principal and interest (excluding)).

3.5.4 In case of more decimal places of the calculated interest / penalty rate, the lender will retain the last two decimal places by the rounding method.

▲ ▲ 3.6 If the borrower pays the loan in advance or the lender recovers the loan in advance according to the provisions herein, the corresponding interest rate shall not be adjusted, and the interest rate agreed herein shall still be implemented.

3.7 If the loan currency is other than RMB, USD, EUR, HKD, JPY, and GBP, the types of loan pricing benchmarks, the daily interest rate calculation rules, and the pricing benchmark values applicable to the applicable dates of the pricing benchmarks, the loan interest rate adjustment date, and the re-pricing date The determination rules are subject to the stipulations in Article 17 of this contract.

4. Payment of loans

4.1 If the loan account designated by the Borrower is opened in a special loan issuance account at the Lender, the issuance and payment of the loan shall be handled through the account. The account is only used for the issuance of loan funds and external payment, only sells the “settlement business application form” voucher, can not handle the check, draft, bank acceptance bill and other business, and shall not be used for other settlement. When the borrower pays for the loan funds transfer independently, it must be handled at the counter of the account opening network. The deposit interest on the account is charged to the borrower’s repayment account.

4.2 When the borrower draws the loan according to this contract, the borrower shall specify the payment method (entrusted payment by the lender or independent payment by the borrower), and only one payment method shall be used for each withdrawal.

4.3 Entrusted payment by the Lender means that the lender directly pays the loan funds through the borrower’s account to the borrower’s counterparties after the lender issues the loan in accordance with the power of attorney agreed herein.

If the amount of a single payment exceeds the independent payment limit or meets one of the conditions stipulated in Article 19.3, the loan entrusted payment method shall be adopted.

Using the lender entrusted payment, the borrower shall submit to the lender amount use application, the corresponding entrusted payment of a power of attorney and other information required by the lender (including but not limited to business contracts, invoices and receipt documents and other transaction data), clear the amount of the loan and payment object and amount, the loan amount should be equal to the total amount of payment.

▲▲ If the proposed payment made by the Borrower does not conform to this Contract or the corresponding business Contract or has other defects, the Lender shall have the right to refuse to pay and return the power of attorney for entrusted payment submitted by the Borrower.

▲ ▲ If the Lender agrees to pay, if the Borrower is unable to pay or pay the refund due to the wrong information provided by the borrower, the Borrower shall resubmit the relevant documents and materials containing the correct information within the time limit specified by the Lender, and the Lender is not liable if the payment is delayed or unsuccessful.

4.4 The Borrower’s independent payment means that after the lender issues the loan funds to the borrower’s account according to the provisions herein, the borrower independently pays the loan funds to the borrower’s counterparties for the purposes agreed herein.

If the borrower pays independently, the borrower shall submit to the lender the application form, instructions for the use of funds and other materials required by the lender. The borrower shall summarize and report the payment of the loan funds to the lender on time. The lender has the right to check whether the loan payment conforms to the agreed purpose by means of account analysis, voucher inspection and on-site investigation, and the borrower shall cooperate with the lender for the verification.

5 Repayment of loans

5.1 The borrower shall repay the amount according to the repayment date and amount recorded in the corresponding Application for the Use of the Amount.

▲▲ 5.2 The Borrower cannot repay the loan in advance without the written consent of the Lender.

▲▲ 5.3 The repayment arrangement of the principal and interest agreed upon by the Borrower and the Lender in the Application for the Use of the Limit is the true intention reached by both parties on a voluntary basis after negotiation. Under the repayment arrangement chosen by both parties, whether the principal is repaid before the interest is paid shall not affect the borrower’s repayment liability for the interest payable, and the borrower shall not therefore defend against the repayment of the interest payable. Under any repayment arrangement, the borrower shall be liable for all the principal and interest payable.

▲▲ 5.4 If the Borrower returns the amount (including the active repayment of the borrower and the deduction of the lender according to this Contract) and fails to repay all the debts of the Borrower in full:

(1) It shall first be used to offset the outstanding expenses due and paid. If the principal and interest are less than 90 days overdue, the balance after the offset fee shall be used to offset the unpaid interest or penalty interest and compound interest, and then to offset the unpaid principal; If the principal or interest is more than 90 days overdue, the balance after the offset fee shall be used to offset the unpaid principal, and then offset the unpaid interest or penalty interest and compound interest;

(2) If the Borrower has multiple debts (including the debts of the Borrower to the Lender under other contracts), the Lender has the right to decide the order of repayment of the Borrower, as long as the repayment order does not violate the mandatory laws, regulations, rules and relevant regulatory requirements applicable to the Lender. The Lender shall notify the Borrower of the outcome of the repayment obligation. Unless otherwise agreed by both parties to this paragraph.

6 The Statements and Guarantees of the Borrower

6.1 The Borrower is established and legally existing according to law, has all the necessary rights and capabilities, and is able to perform the obligations under this Contract and bear civil liabilities in its own name.

6.2 The signing and performance of this Contract is the true intention of the Borrower, with all necessary consent, approval and authorization, without any legal defects.

6.3 The borrower’s production and operation is legal and compliant, and it has the ability to continue the operation, has legal sources of repayment, has no major environmental and social risks involved, and has no major bad credit record. The senior management personnel of the borrower has no bad record.

6.4 All documents, statements, materials and information provided by the Borrower to the Lender during the signing and performance of this Contract are true, accurate, complete and effective, and does not conceal any information from the Lender that may affect its financial position and repayment ability. The financial condition of the Borrower has not undergone significant adverse changes since the reporting date of the latest financial statements.

▲▲ 6.5 The Borrower, its relevant persons and business related parties are not included in the list of sanctions issued by the United Nations and relevant countries, organizations and agencies, and in the list of risks issued by the Chinese government departments or competent authorities; not located in the countries and regions punished by the United Nations and relevant countries, organizations and agencies.

▲▲ 6.6 The Borrower guarantees to comply with national anti-money laundering laws, regulations and relevant policies, not to assist others in money laundering, terrorist financing, tax evasion, bank debts, cash collection, telecom fraud, illegal fund-raising and other illegal activities, actively cooperate with the lender to carry out customer identification, transaction record keeping, customer identity and transaction background due diligence, large and suspicious transaction report and other anti-money laundering work, and provide relevant supporting materials as required by the lender.

6.7 If the Borrower belongs to a customer with environmental and social risk classified as A or B according to the Lender’s environmental and social risk assessment criteria, the Borrower undertakes to:

(1) The internal management documents of the borrower related to environmental and social risks shall meet the requirements of laws and regulations and are effectively implemented;

(2) The borrower does not have any major litigation cases related to environmental and social risks;

(3) All behavior and performance of the borrower related to environmental and social risks.

7 The Rights and Obligations of the Lenders

7.1 The Lender shall have the right to recover the loan principal and interest (including compound interest, overdue and misappropriated penalty interest of the loan, etc.) as agreed herein, collect the fees payable by the borrower, recover the loan in advance according to the capital withdrawal situation of the borrower, and exercise other rights stipulated by law or agreed herein.

▲▲ 7.2 During the performance of this Contract, the Lender only conducts a formal review of the information provided by the Borrower. The Lender shall not be liable if it fails to complete the entrusted payment in time due to the inauthenticity, inaccurate or incomplete materials provided by the borrower or if the borrower handles the payment in violation of this Contract.

▲▲ 7.3 The Lender issues and pays the loan as agreed herein. If the Lender fails to issue the loan or handle the payment on time due to any of the following reasons, the Lender shall not be liable, but shall timely notify the borrower that the loan account designated by the borrower has been frozen, the payment object account has been frozen, force majeure, communication or network failure, the Lender’s system failure, etc. Unless otherwise agreed herein.

▲▲ 7.4 According to the regulatory requirements that the Lender needs to follow, the Lender will conduct a dynamic risk assessment of the borrower, such as money laundering, terrorist financing and tax evasion, and shall have the right to take one or all of the measures stipulated in Article 9.2 in the opinion that the business involved in the Borrower’s transaction order is at high risk of money laundering, terrorist financing and tax evasion.

8 The Obligations of the Borrower

8.1 The borrower shall repay the principal of the loan under this Contract and pay the interest according to the time, amount, currency and interest rate recorded in this Contract and the corresponding Application for the Use of the Amount.

If the fund withdrawal account designated by the Borrower is used to collect the corresponding sales revenue or planned repayment funds, and the corresponding sales revenue is settled in non-cash manner, the Borrower shall ensure that it is transferred to the fund withdrawal account in time after receiving the payment. The Borrower shall provide the inflow and exit of the fund withdrawal account as required by the Lender.

8.2 The borrower shall use the purposes agreed in this contract, and according to the corresponding use of the application for use of the loan, should not be used for other purposes, shall not loan lending, for fixed assets investment, equity investment, buy other financial products arbitrage and state prohibited production and management areas and purposes.

The borrower shall use the loan funds in the agreed manner and shall not avoid the entrusted payment by the lender. If the borrower pays the loan independently, the borrower shall use the loan within a reasonable time according to the requirements of the lender regulatory authority, and the loan funds shall comply with the provisions herein.

▲▲ 8.3 The Borrower shall bear the settlement fees (if any) of the loan funds payment (including the Lender entrusted payment and the Borrower independently paid). The specific fees shall be implemented in accordance with the laws, regulations, rules, regulations and the then effective List of BOCOM Service Fees published by the Lender.

Loan fund payment does not involve cross-border payment, loan account is specialized loan issuance account, loan fund payment (including the lender entrusted payment and the borrower autonomous payment), collection account does not belong to the account opened in the bank of communications, capital payment may be through the People’s Bank of China payment system or city exchange system. The loan account is not a special loan issuance account. When the loan fund payment (including the entrusted payment of the lender and the independent payment by the borrower), if the collection account is an account of another bank in other places, the funds payment shall be handled through the payment system of the People’s Bank of China.

If the loan fund payment involves cross-border payment, the loan fund payment may be made through the Global Banking, Financial and Telecommunications Association (SWIFT) system or other systems.

▲▲ 8.4 The Borrower shall cooperate with the Lender in conducting the loan payment management and supervise and inspect the use of the loan and the operation of the Borrower, timely provide the financial statements, loan fund use records and data, related parties and related party transactions, environmental and social risk reports, other information and information, and ensure the authenticity, integrity and accuracy of the documents, materials and information provided.

▲▲ 8.5 The Borrower shall notify the Lender in writing of any of the following matters and shall not take action until the repayment of all the principal and interest of the Loan under this Contract or the provision of repayment plans and guarantees approved by the Lender:

(1) Sell, gift, lease, lend, transfer, mortgage, pledge or otherwise dispose of all or most of the assets or important assets;

(2) Major changes have taken place in the management system or property rights organization form, including but not limited to the implementation of contracting, leasing, joint venture, company system transformation, joint-stock cooperative system transformation, enterprise sale, merger (merger), joint venture (cooperation), division, establishment of subsidiaries, equity transfer, property rights transfer, capital reduction, etc.

(3) Foreign investment or increased debt financing exceeds the agreed limit.

▲▲ 8.6 The Borrower shall notify the Lender in writing within 7 days from the date of occurrence or possibility and submit the relevant certificates in accordance with laws, regulations, regulations and requirements of the Lender:

(1) The borrower or its affiliated party shall amend the articles of association, change the name of the enterprise, legal representative (responsible person), domicile, address, mailing address or business scope and other industrial and commercial registration matters, or make decisions that have a significant impact on finance and personnel;

(2) The Borrower, its related party or the guarantor intends to file for bankruptcy or may or may have been filed for bankruptcy by the creditor;

(3) The Borrower or its related parties are involved in major litigation, arbitration, administrative measures, or that the main assets or the collateral under the Contract have been taken for property preservation or other compulsory measures, or that the main assets or the collateral under the Contract are safe or may be affected or the value may be reduced or reduced;

(4) The Borrower or its affiliated party provides security for a third party and thereby materially and adversely impacts on its financial condition, financial position or ability to perform its obligations hereunder;

(5) The Borrower or its affiliated parties sign a contract with a material impact on its operation and financial position;

(6) The Borrower shall pay off outstanding debts in advance or have priority in paying off other due debts, or pledge any form of security for other existing debts, or make any arrangement with similar effect or sign relevant documents;

(7) The borrower, its affiliated party or guarantor shall suspend production, business, dissolution, business for rectification, revoked or business license revoked;

(8) Missing of the borrower or its affiliated parties, the main investor of the borrower or its affiliated parties, the legal representative (responsible person), director or main manager of the borrower or its affiliated parties, involved in violation of laws or regulations or violation of the applicable exchange rules or abnormal changes;

(9) Serious operation difficulties of the borrower or its related parties occur, or deterioration of the financial situation occurs, or other events that have a negative impact on the operation, financial position or solvency or economic situation of the borrower or its related parties occur;

(10) Related party transactions occur, and the transaction amount reaches or exceeds 10% of the recently audited net assets;

(11) The Borrower becomes or may become a guarantor shareholder or an “actual controller” as defined in the Company Act before the discharge of all debts under this Contract;

(12) The borrower or its related parties are liable or exposed by the media in violation of laws, regulations, regulatory regulations, national policies or industry standards;

(13) Safety or environmental protection accident occurred by the borrower or its related parties;

(14) The control or controlled relationship between the borrower’s related parties and the borrower changes;

(15) Major equity change of the borrower or its related party;

(16) The audit opinion of the Borrower’s external auditor on its financial statements are not standard;

(17) The Borrower is or may be investigated, punished or taken similar measures by competent authorities for violation of laws and regulations and / or regulatory requirements;

(18) The Borrower or its relevant persons and business parties are included in the list of sanctions issued by the United Nations and relevant countries, organizations and institutions, and the list of terrorism and anti-money laundering related risks issued by Chinese government departments or competent authorities; or the countries and regions of the United Nations and relevant countries, organizations and institutions;

(19) Other major adverse matters that affect the solvency of the borrower or its related parties occur.

(20) Where the Borrower is a customer with an environmental and social risk classification of A or B according to the Lender environmental and Social risk assessment criteria, the Borrower occurs or may occur in any of the following:

①　All kinds of permits, approval and approval related to environmental society and risks in the process of commencement, construction, operation and shutdown;

② Assessment and inspection of environmental and social risks by the environmental and social risk regulatory agency or its approved agency;

③ Supporting the construction and operation of environmental facilities;

④ Discharge and standards of pollutants;

⑤ Safety and health status of the employees;

⑥ Major complaints and protests from neighboring communities against borrowers; •

⑦ Major environmental and social claims;

⑧ Significant situations that other lenders consider related to environmental and social risks.

▲▲ 8.7 In case that the guarantee under the Contract is not conducive to the Lender’s claims, the Borrower shall timely provide other guarantees approved by the Lender as required by the Lender.

The “change” mentioned in this paragraph includes but is not limited to: merger, division, suspension, suspension, dissolution, suspension of business, cancellation, revocation of business license, application or application for bankruptcy of the guarantor; Significant changes in the guarantor’s operating or financial position; The guarantor is involved in major litigation, arbitration and administrative measures, Or the main assets are taken to take property preservation or other compulsory measures; The safety and good condition of the security is affected or may be affected; The value of the collateral is reduced or may be reduced or compulsory measures such as property preservation such as seizure are taken; The guarantor or his legal representative (responsible person) or the principal management personnel is involved in the violation or violation of the applicable exchange rules; The guarantor is an individual, Missing or death of the guarantor (declared death); The guarantor has breached the contract under the guarantee contract; Any dispute occurs between the guarantor and the borrower; The guarantor requests the termination of the guarantee contract; The guarantee contract is not effective or invalid or revoked; Other events where the security real right is not established or invalid or affect the security of the lender’s creditor’s rights.

▲▲ 8.8 The Borrower undertakes that: from the date of signing the Contract and before all the loan principal and interest and related expenses under the Contract, the financial indicators, external agency rating and production and operation qualification / license shall always comply with the contract. If the production and operation qualification / license needs to be annual examination, it shall pass the annual examination on time.

8.9 The Borrower warrants that the Borrower and its employees and agents do not provide, give, claim or accept any material benefits (cash, without limitation, physical cards, travel) or other nonmaterial benefits in any form to the Lender or the Lender’s employees; that they do not use the funds or services provided by the Lender directly or indirectly in activities related to corruption or bribery; and that the Borrower is aware of any violation of this Treaty, truthfully, completely and accurately according to the lender.

8.10 If the Borrower is classified according to the criteria of environmental and social risk classified as A or B, the Borrower shall undertake the following obligations:

(1) Establish and improve the internal management system of environmental and social risks, and stipulate in detail the responsibilities, obligations and punishment measures of the relevant responsible personnel of the borrower;

(2) Establish and improve the emergency response mechanisms and measures for environmental and social risk emergencies;

(3) Set up specialized departments and / or designate specialized personnel responsible for environmental and social risks;

(4) Cooperate with the Lender or its recognized third party to evaluate and inspect the environmental and social risks of the borrower;

(5) To respond appropriately or take other necessary actions when the public or other stakeholders have strong doubts about the borrower’s performance in control of environmental and social risks;

(6) Urge the borrower’s crucial related parties to strengthen management and prevent the environmental and social insurance of the related parties from spreading to the borrower;

(7) To fulfill other obligations that the Lender considers related to controlling environmental and social risks.

▲▲ 9 Adjustment of quotas, early maturity of loans and risk repricing

9.1 Any of the following events shall be deemed to be the “early expiration event” of this Contract:

(1) The Borrower fails to repay the loan principal or pay the interest as agreed in any Application for Limit Use;

(2) The representations and warranties made by the Borrower under this Contract are not true;

(3) Any of the items listed in Article 8.6 shall actually occur and affect or may affect the safety of the Lender’s claims;

(4) The issuance of loans by the Lender as agreed in this Contract shall constitute or may constitute illegal or illegal due to changes in laws, regulations and regulatory policies;

(5) The borrower may or has been declared to be due early in the performance of other contracts with the Lender or with a third party;

(6) The Borrower violates any other provisions of this Contract.

(7) If the Borrower’s environmental and social risk is classified as A or B according to the Lender’s environmental and social risk assessment criteria, the Borrower has any of the following events:

① The borrower shall be punished by the relevant government departments due to poor environmental and social risk management;

② The borrower is strongly questioned by the public and / or the media due to poor environmental and social risk management, and it is verified that there are relevant situations;

③ The Borrower violates its obligations concerning environmental and social risk management agreed with the Lender in other contracts.

9.2 In case of any “early maturity event”, the Lender has the right to take one, more, or all of the following measures:

(1) Lower, suspend or cancel the amount under this Contract;

(2) Stop issuing loans that have not yet been used by the borrower;

(3) Payment of the loans that have been used by the borrower but are not yet used shall not be stopped;

(4) Request the borrower to negotiate with the lender on supplementary loan issuance and payment conditions within a limited time limit;

(5) Require the borrower to change the payment method as required by the lender;

(6) Risk repricing of executed loans, as per Article 9.3;

(7) Unilateral declare that the principal of the loan issued under the contract is due in advance and require the borrower to immediately repay all the loan principal and settle the interest.

9.3 According to the production and operation situation of the Borrower at the time of signing this Contract, both parties determine the interest rate agreed herein and its adjustment through negotiation. The Borrower agrees that, in the event of any “early maturity event”, the Lender has the right to reprice the risks of the loan as defined under this Agreement.

9.3.1 Risk repricing includes two methods: negotiating repricing and directly raising the loan interest rate. The risk repricing method adopted in this contract shall be agreed upon by both parties in Article 21.

9.3.2 “Negotiated repricing” means that the Lender has the right to require the borrower to negotiate with the lender to raise the loan interest rate within a limited time limit, and both parties shall determine the “repricing date” and the specific agreement of the relevant interest rates in the form of a supplementary agreement.

9.3.3 “Direct increase in the loan interest rate” means that the lender has the right to directly raise the interest rate of the loan as agreed in this Article and Article 21.

9.3.3.1 From the “Repricing Date” when the Lender notifies the Borrower in writing, the raised loan interest rate shall be implemented for all outstanding loans of the Borrower as of the “Repricing Date”.

9.332 If the loan currency is RMB, US dollar, euro, Hong Kong dollar, Japanese yen or British pound, the loan interest rate shall be determined at the point value of Article 21.2.1 based on the pricing benchmark value applicable in the “Repricing Date” as set in Article No.2.1. With the “repricing date” as the T day, the applicable pricing benchmark numerical value rule on the T day shall be implemented in accordance with Article 3.5.1 of this Contract.

9.3.3.3 If the loan currency is currencies other than RMB, US dollar, euro, HK dollar, Japanese yen and British pound, the increased loan interest rate shall be determined in accordance with Article 21.2.2.

-9.3.4 After the Lender implements the risk repricing according to the aforementioned agreement, the new interest rate shall be implemented starting from the “repricing date”. On the basis of this interest rate, the fluctuation shall still be adjusted in accordance with Article 3 of this Contract. If both parties agree to change the relevant agreement through negotiation, the agreement after the change shall be implemented. If the loan is overdue (including the borrower fails to repay on time or is declared due by the lender) or misappropriated, the overdue and misappropriated penalty interest rate shall be determined on the basis of the new interest rate (including the floating adjusted interest rate agreed herein), and the interest rate calculated for compound interest shall be adjusted accordingly.

9.3.5 The execution of the “Risk repricing” shall not be deemed or construed as a waiver by the Lender of the other rights provided for by laws and regulations and agreed herein. The Lender shall have the right to take other debt protection measures in accordance with the laws, regulations and the provisions stipulated herein, including but not limited to the measures stipulated in Article 9.2.

▲▲ 10. Default

10.1 The borrower did not fully repay the loan principal, pay interest or is not used according to the contract using the loan, the lender according to the overdue loan penalty interest rate or misappropriate the penalty interest rate of loan interest and unpaid interest recovery, penalty interest rate adjusted in accordance with the contract, calculate the compound interest rate is adjusted accordingly.

10.2 If the borrower fails to repay the loan principal and interest in full on time, it shall bear the charges, legal costs (or arbitration fees), preservation, announcement, execution, attorney, travel and other expenses paid by the lender for the realization of the creditor’s rights.

▲▲ 11 The deduction agreement

11.1 Authorized by the Borrower that with the loan principal, interest, penalty interest, compound interest or other expenses due and payable, the Lender has the right to deduct any account opened by the Borrower in all branches of the Bank of Communications Limited for repayment.

11.2 After the deduction, the lender shall notify the borrower of the account number, the contract number, the number of the Application for the Use of the Amount, the deducted amount and the remaining debt amount.

11.3 If the deducted proceeds are insufficient to pay off all the debts of the borrower, the debts to be paid off shall be determined as agreed herein.

11.4 If the currency of the deduction proceeds is inconsistent with the debt to be offset, it shall be converted into the amount of the offset of the debt according to the exchange rate announced by the Bank of Communications Co., Ltd. at the time of the deduction. If it is necessary to go through the procedures of foreign exchange settlement, sale or foreign exchange exchange, the borrower shall be obliged to assist the lender in handling the procedures as required by the lender, and the exchange rate risk shall be borne by the borrower.

▲▲ 12 Notice

12.1 The contact information (including mailing address, contact telephone number, fax number, etc.) filled in by the borrower in this Contract is all true and valid. In case of any change of contact information, the Borrower shall immediately send / send the change information in writing to the mailing address that the Lender fills-in in this Contract. Such change in information shall take effect after the Lender receives a notice of the change.

12.2 Unless otherwise expressly agreed herein, the Lender has the right to give any notice to the Borrower by any of the following means. The Lender has the right to choose the form of notification as it thinks fit and shall not be liable for transmission errors, omissions or delays in the mail, fax, telephone or any other communication system. If the lender chooses a variety of notification methods at the same time, the one who reaches the borrower quickly shall prevail. In the same matter, if the Lender issues more than one notice to the borrower and the notice is different, unless otherwise expressly stated in the notice, whichever is after the time of the notice being issued.

(1) Announcement, the date when the lender issues the announcement on its website, online banking, telephone banking or business outlets shall be deemed as the date of service;

(2) Delivery by special person, the date of receipt by the borrower shall be regarded as the date of delivery;

(3) Mail (including express mail, plain mail, registered mail) is delivered at the mailing address of the Borrower recently known to the Lender, and the 3rd day of the mailing day / the 5th day in the city) (other places) shall be deemed as the date of delivery;

(4) Fax, mobile phone SMS, or other electronic communication method is delivered to the borrower’s fax number, mobile phone number, or email address designated by the borrower as recently known to the Lender, and the date of delivery shall be deemed as the date of delivery. The foregoing service refers to the relevant information entering the server terminal of the service provider rather than the actual display of the relevant information on the customer terminal.

12.3 The Borrower agrees that, unless the Lender receives a written notice from the Borrower regarding the change of mailing address, the Borrower fills in this Contract at the address where the court serves the judicial documents and other written documents to the Borrower. The scope of application of the above service address includes but is not limited to the first instance of civil litigation, objection to jurisdiction, reconsideration, retrial, retrial, rehearing and execution procedures, etc. If the borrower responds to the lawsuit and directly submits the confirmation of service address to the court, and the confirmation address is inconsistent with the mailing address recently known to the Lender, the court has the right to serve address as if the address on the confirmation of service address shall prevail.

During the settlement of this Contract dispute, the court may serve the judgment, order and conciliation statement to the Borrower by any of the following means:

(1) The date of delivery of mail delivery (including express mail, plain mail mail and registered mail) shall be the date of the borrower’s receipt on the service return certificate;

(2) For delivery by special person, the date on which the borrower signs for the service receipt shall be regarded as the date of service.

Court by mail delivery (including express mail, plain mail, registered mail) way, if the borrower did not sign on the service receipt or incorrect address or address actual changed but the lender did not receive the borrower about changing the address written notice judgment, orders, conciliation statement is returned, to the document was returned as the date of service.

If the court adopts the method of special person for service, if the borrower fails to sign for the service receipt, the date on which the service person records the situation on the spot shall be the date of service.

Except for the written judgment, written order and conciliation statement, the court has the right to give any notice to the borrower through any means of communication set out in Article 12.2. The court has the power to choose the mode of communication as it sees fit and is not liable for transmission errors, omissions, or delays in mail, fax, telephone, telex, or any other communication system. If the court chooses a variety of communication methods at the same time, the borrower arrives quickly, whichever is.

12.4 This Treaty is a separate dispute settlement clause that exists in the Contract. If the Contract is invalid, revoked or terminated, the validity of this clause shall not be affected.

▲▲ 13. Information Disclosure and Confidentiality

13.1 The use of relevant information and data (including collection, storage, use, processing, transmission, supply and disclosure) shall not violate laws and regulations, and shall not disclose such information and data to a third party, except in the following circumstances:

(1) Disclosure is required by applicable laws and regulations;

(2) Judicial departments or regulatory authorities require disclosure according to law;

(3) If the Borrower fails to repay the loan principal and / or pay the interest in full and on time, the Lender needs to disclose and allow the Lender’s external professional consultant to use the loan on a confidential basis in order to realize the claims under this Contract;

(4) Carrying out other acts reasonably in order to safeguard the public interests or the legitimate rights and interests of the borrower;

(5) The Borrower agrees to or authorizes the Lender to make the disclosure.

13.2 The Borrower confirms that it has signed the Letter of Power of Attorney for Credit Information Inquiry and Supply. The Lender shall inquire, use and preserve the credit information of the Borrower within the scope specified in the Letter of attorney.

13.3 In addition to the circumstances stipulated in Articles 13.1 and 13.2 of this Contract, the Borrower further agrees that Bank of Communications Co., Ltd. may use or disclose the information and materials of the Borrower, including but not limited to the basic information, credit transaction information, bad information and other relevant information and materials, and is willing to bear all the consequences arising therefrom:

To business outsourcing agencies, third-party service providers, other financial institutions and other institutions or individuals deemed necessary for the following purposes, Including but not limited to other branches of Bank of Communications Limited, Or a subsidiary wholly or partially owned by Bank of Communications Limited, Discloses and allows it to use such information and information on the basis of confidentiality: ① to conduct bank credit business or related to bank credit business, For example, promoting the credit business of Bank of Communications Co., Ltd., collecting the arrears of borrowers, transferring bank credit business; ② provides or may provide new products or services or further services to the borrower.

Whether this Article 13.3 applies is subject to Article 24.1 hereof.

14. Application of law and dispute resolution

This Contract shall be governed by the laws of the People’s Republic of China (excluding the laws of Hong Kong, Macao and Taiwan for the purposes of this Contract). The dispute hereunder shall be brought to the court with jurisdiction where the lender is located, except as otherwise agreed herein. During the period of the dispute, the Parties shall continue to perform the undisputed terms.

15. The Effectiveness of the contract, the loan nature and the composition of the contract

15.1 This Contract shall come into force upon being signed (or sealed) by the legal representative (responsible person) or the authorized representative of the Borrower, signed (or sealed) by the legal representative (responsible person) or the authorized representative of the lender and affixed with the special seal for the Contract. If the special seal for contract affixed by the Lender is the special seal for offshore credit granting business contract (or other special seal for contract stamped with ” offshore words), the loan under this contract shall be an offshore business loan.

15.2 The Application for the Use of the quota and other relevant documents and materials signed under the quota under this Contract shall be an integral part of this Contract.

15.3 The Application for the Use of the Limit is a supplement to this Contract. Unless otherwise agreed upon in the Application form for The Use of the Limit, the rights and obligations and related matters between the Borrower and the Lender shall still be executed as agreed upon in this Contract.

16. The specific contents of the quota

16.1 Quota Currency: RMB; in words: RMB 10,000,000; available for, ☑ quota currency, ☐ quota currency, and other currencies accepted by the lender; this quota is a ☐ lump sum (multiple use) ☑ lump sum (only one use).

16.2 Limit purpose: purchase of gear blank.

16.3 Credit granting term: from December 29,2021 to December 29,2022.

17. Interest rate agreement

If the loan currency is in or other than RMB, US dollar, euro, Hong Kong dollar, Japanese yen or British pound, the pricing benchmark types, daily interest rate calculation rules applicable to the pricing benchmark applicable date and pricing benchmark value determination rules applicable on the loan rate adjustment date are as follows: /

18 Account agreement

18.1 The borrower designates the following account as a lending account, which ☑ is not a special loan issuing account opened by the borrower with the lender. If the two parties have agreed otherwise in the corresponding Quota Use Application Form, the agreement in the Quota Use Application Form shall prevail.

Name in an account book:/

Account number:/

Bank of deposit:/

18.2 Borrower designation: /

(1) The repayment account is

name in an account book:/

account number:/

bank of deposit:/

(2)The capital withdrawal account is:

Account name: Zhejiang Zhongchai Machinery Co., LTD

Account number: 295046100018010059027

Opening Bank: Xinchang Sub-branch

19. Specific agreements on the issuance, payment and repayment of loans

19.1 The term of each loan used under this Contract shall not be longer than 12 months, and the maturity date of the entire loan is no later than June 29,2023.

19.2 The limit of independent land payment under this Contract is: ☐ RMB ☐ foreign currency or equivalent to other currencies.

19.3 If one of the following conditions is met, the lender shall make the entrusted payment method: /

19.4 If the borrower pays the loan independently, the borrower shall report the payment of the loan funds to the lender within / days after the payment of the loan.

20 Financial restrictions, rating of external agencies and production and operation Qualification / Licensing

20.1 The borrower’s foreign investment limit is RMB /; the increased debt financing limit is RMB /。

20.2 Contract agreement on the borrower: /

20.3 Specific agreements on the rating of external agencies: /

20.4 Specific agreement on the borrower’s production and operation Qualification / Licensing: /

▲▲ 21. Specific agreements on risk repricing

21.1 This contract adopts the following type of / risk repricing method: (1) negotiate repricing; (2) directly raise the loan interest rate.

21.2 By means of “directly raising the loan interest rate”:

21.2.1 If the loan currency is RMB, US dollar, euro, Hong Kong dollar, Japanese yen and British pound, the plus (minus) point value of the increased interest rate is: ☐ no plus minus points ☐ plus / percentage points ☐ minus / percentage points. If a loan is otherwise agreed upon, the increased interest rate plus (minus) points of the loan shall be subject to the records in the application for using the applicable amount.

21.2.2 If the loan currency is not included in RMB, US dollar, euro, HK dollar, Japanese yen, or British pound, the raised loan interest rate is: /

22.Contact

The contact information of the Borrower for receiving the notice agreed upon in Article 12 includes:

Address: No.1, Meixi Road, Meizhu Town, Xinchang County

To: He Mengjun

Zip Code: 312500

Tel.:

Mobile Phone Number: /

portraiture:/

E-mail:/

23. Number of contract copies

This contract is made in duplicate originals, with each party and the guarantor (if any) holding one copy

24. Other agreed matters

24.1 Both parties agree that Article 13.3 Rshall not apply to this Contract。

24.2 According to the lender’s environmental and social risk assessment standards, the borrowing population Rnot belongs to the environmental and social risk as A or B Clients.

☐24.3 Both parties agree that the court of dispute jurisdiction as agreed upon in Article 14 of this Contract shall be amended by “the Court with jurisdiction in the place of the Lender” as: the Court of the place where the Bank of Communications / Branch is located. The business under this contract shall be handled centrally by the Bank of Communications / Branch. The contract is performed at the Bank of Communications / Branch.

Borrower: Zhejiang Zhongchai Machinery Co., LTD

Legal representative (person in charge): He Mengjun

Legal address: No.1, Meixi Road, Meizhu Town, Xinchang County

Lender: Bank of Communications Co., Ltd. Shaoxing Xinchang Branch (branch) bank

Person in charge: He Xin

Address: No.154, Renmin Middle Road, Xinchang County